Exhibit 99.1

Violin Memory Announces Fourth Fiscal Quarter and Full-Year 2014 Financial Results

Strong Year-over-Year Revenue Growth of 46%

SANTA CLARA, Calif. — March 6, 2014 —Violin Memory®, Inc., (NYSE:VMEM), a leader in persistent memory-based storage solutions, today announced financial results for its fourth fiscal quarter and full fiscal year ended January 31, 2014.

Fourth Quarter Fiscal 2014 Financial Highlights

•	Fourth quarter fiscal 2014 revenue of $28 million

•	Fourth quarter fiscal 2014 GAAP[1] gross margin of 22%

•	Fourth quarter fiscal 2014 non-GAAP[2] gross margin of 56%

•	Fourth quarter fiscal 2014 GAAP net loss of $0.68 per share

•	Fourth quarter fiscal 2014 non-GAAP net loss of $0.28 per share

Fiscal Year 2014 Financial Highlights

•	Fiscal year 2014 revenue of $107.7 million

•	Fiscal year 2014 GAAP gross margin of 40%

•	Fiscal year 2014 non-GAAP gross margin of 50%

•	Fiscal year 2014 GAAP net loss of $3.88 per share

•	Fiscal year 2014 non-GAAP net loss of $2.54 per share

“Throughout our fourth quarter and full year, we continued to gain some of the largest IT customers in the world because our technology can fundamentally transform the way they do business,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “Violin continues to demonstrate that it is one of the few franchises well positioned to capitalize on the future of storage and lead the market in its transition to the all-silicon data center.”

Fourth Quarter Fiscal 2014 Financial Results

Fourth quarter fiscal 2014 revenue was $28 million, 22% higher year over year compared to $22.9 million recorded in the fourth fiscal quarter of 2013, and slightly lower compared to $28.3 million reported in the third fiscal quarter of 2014.

Fourth quarter fiscal 2014 GAAP gross margin was 22%, reflecting a $9.2 million charge associated with PCIe card inventory, and compares to 40% recorded in the fourth fiscal quarter of 2013, and to 54% reported in third fiscal quarter of 2014.

Fourth quarter fiscal 2014 non-GAAP gross margin was 56%, compared to 41% recorded in the fourth fiscal quarter of 2013, and compared to 55% reported in third fiscal quarter of 2014.

Fourth quarter fiscal 2014 GAAP net loss was $56.5 million, or $0.68 per share, compared to fourth quarter fiscal 2013 GAAP net loss of $35.4 million, or $2.41 per share. Fourth quarter fiscal 2014 GAAP results compare to third quarter fiscal 2014 GAAP net loss of $34.1 million, or $0.85 per share.

Fourth quarter fiscal 2014 GAAP net loss included a net charge of $33.1 million from special items, consisting primarily of stock-based compensation expense of $18.2 million, PCIe card inventory provision of $9.2 million, restructuring charges of $4.9 million, impairment of cost method investment of $0.7 million and amortization of acquired intangibles of $0.1 million.

Excluding special items, fourth quarter fiscal 2014 non-GAAP net loss was $23.5 million, or $0.28 per share, compared to fourth quarter fiscal 2013 non-GAAP net loss of $30.2 million, or $2.06 per share. Fourth quarter fiscal 2014 non-GAAP results compare to third quarter fiscal 2014 non-GAAP net loss of $25.4 million, or $0.63 per share.

Fiscal Year 2014 Financial Results

Fiscal year 2014 revenue was $107.7 million, 46% higher year over year compared to $73.8 million recorded in fiscal year 2013.

Fiscal year 2014 GAAP net loss was $149.8 million, or $3.88 per share, compared to fiscal year 2013 GAAP net loss of $109.1 million, or $8.01 per share.

Fiscal year 2014 GAAP net loss included a net charge of $52 million from special items, consisting primarily of stock-based compensation expense of $36.4 million, PCIe card inventory provision of $9.2 million, restructuring charges of $4.9 million, impairment of cost method investment of $0.7 million, amortization of acquired intangibles of $0.4 million and litigation settlement of $0.4 million.

Excluding special items, fiscal year 2014 non-GAAP net loss was $97.9 million, or $2.54 per share, compared to fiscal year 2013 non-GAAP net loss of $91.2 million, or $6.69 per share.

Cash and short-term investments totaled approximately $99 million at fiscal year-end.

Fiscal Year 2015 Business Outlook

•	Fiscal year 2015 non-GAAP gross margin of 52% to 56%

•	Fiscal year 2015 non-GAAP operating expenses of $115 million to $125 million

[1]	Generally Accepted Accounting Principles.
[2]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 1:30 p.m. PST to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website or for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID # 53663722.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include non-GAAP gross profit, gross margin and net loss. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in its industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating loss and net loss as the respective GAAP balances, adjusted for stock-based compensation expense, PCIe card inventory provision, restructuring charges, impairment of cost method investment, amortization of acquired intangibles and litigation settlement.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort and due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: its position to capitalize on the future of storage and lead the market in its transition to the all-silicon data center; the Company’s fiscal year 2015 business outlook of non-GAAP gross margin of 52% to 56%; and the Company’s fiscal year 2015 business outlook of non-GAAP operating expenses of $115 million to $125 million. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Violin Memory’s history of large purchases by a limited number of customers; its limited operating history, particularly as a new public company; risks associated with a transition in executive leadership; its relationship with Toshiba as its sole supplier of flash-based memory; as well as general market, political, economic and business conditions. Additional risks and uncertainties that could affect Violin Memory’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q, which was filed with the U.S. Securities and Exchange Commission, and is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Violin Memory enables businesses to access real-time information by delivering memory-based storage solutions that close the compute storage gap. Named by Gartner Inc. as the 2012 market share leader in flash-based storage systems, Violin Memory brings storage performance in-line with demanding, high-speed applications, servers and networks at disk economics. Violin Memory solutions are optimized from the ground up to leverage the inherent capabilities of flash memory, enabling performance of memory at compelling economics for business-critical applications, virtualized environments and big data in enterprise data centers. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company’s external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks or registered trademarks of Violin Memory, Inc. in the U.S. and other countries. All other brand or product names used in this public announcement may be trademarks or registered trademarks of their respective owners.

Contact:

Investor Relations

650.396.1525

ir@vmem.com

Media Relations

Eastwick

Suzanne Chan

415.820.4165

violin@eastwick.com

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VIOLIN MEMORY, INC.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2014	2013	2014	2013
Revenue:
Product revenue	$20,832	$21,204	$88,321	$69,584
Service revenue	7,215	1,696	19,335	4,214

Total revenue	28,047	22,900	107,656	73,798

Cost of revenue:
Cost of product revenue (1)	10,480	12,090	47,773	38,180
PCIe cards inventory provision	9,154	—	9,154	—
Cost of service revenue (1)	2,142	1,596	7,846	4,474

Total cost of revenue	21,776	13,686	64,773	42,654

Gross profit	6,271	9,214	42,883	31,144

Operating expenses:
Sales and marketing (1)	22,929	20,640	81,104	61,094
Research and development (1)	18,898	18,764	73,743	57,840
General and administrative (1)	14,845	5,149	29,622	21,105
Restructuring charges	4,869	—	4,869	—
Litigation settlement	—	—	350	—

Total operating expenses	61,541	44,553	189,688	140,039

Loss from operations	(55,270)	(35,339)	(146,805)	(108,895)
Other expenses, net	(1,086)	(20)	(1,389)	(79)
Interest expense	(137)	—	(1,539)	(31)

Loss before income taxes	(56,493)	(35,359)	(149,733)	(109,005)
Income taxes	31	49	76	97

Net loss	$(56,524)	$(35,408)	$(149,809)	$(109,102)

Net loss per share of common stock, basic and diluted	$(0.68)	$(2.41)	$(3.88)	$(8.01)

Shares used in computing net loss per share of common stock, basic and diluted	82,534	14,668	38,591	13,624

(1) Includes stock-based compensation expense, as follows:
Cost of product revenue	$24	$10	$100	$150
Cost of service revenue	114	232	889	474
Sales and marketing	4,963	1,166	10,344	4,061
Research and development	2,452	1,001	6,900	3,228
General and administrative	10,647	2,803	18,166	10,010

	$18,200	$5,212	$36,399	$17,923

VIOLIN MEMORY, INC.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	January 31, 2014	January 31, 2013
Assets
Current assets:
Cash and cash equivalents	$40,273	$17,378
Short term investments	59,106	—
Accounts receivable, net	21,055	22,012
Inventory	39,653	24,089
Other current assets	6,154	6,020

Total current assets	166,241	69,499
Property and equipment, net	13,653	13,098
Other assets	4,769	5,553

Total assets	$184,663	$88,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,389	$15,275
Accrued liabilities	37,315	15,133
Deferred revenue	13,480	6,916

Total current liabilities	69,184	37,324

Long-term deferred revenue	11,755	6,102

Total liabilities	80,939	43,426

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	9
Common stock	8	4
Additional paid-in capital	456,223	247,531
Accumulated other comprehensive gain (loss)	115	(7)
Accumulated deficit	(352,622)	(202,813)

Total stockholders’ equity	103,724	44,724

Total liabilities and stockholders’ equity	$184,663	$88,150

VIOLIN MEMORY, INC.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2014	2013	2014	2013
Gross profit (GAAP)	$6,271	$9,214	$42,883	$31,144
Plus PCIe card inventory provision	9,154	—	9,154	—
Plus stock-based compensation	138	242	989	624
Plus amortization of acquired intangibles	111	—	444	—

Gross profit (Non-GAAP)	$15,674	$9,456	$53,470	$31,768

Operating loss (GAAP)	$(55,270)	$(35,339)	$(146,805)	$(108,895)
Plus PCIe card inventory provision	9,154	—	9,154	—
Plus stock-based compensation	18,200	5,212	36,399	17,923
Plus restructuring charges	4,869	—	4,869	—
Plus litigation settlement	—	—	350	—
Plus amortization of acquired intangibles	111	—	444	—

Operating loss (Non-GAAP)	$(22,936)	$(30,127)	$(95,589)	$(90,972)

Net loss (GAAP)	$(56,524)	$(35,408)	$(149,809)	$(109,102)
Plus PCIe card inventory provision	9,154	—	9,154	—
Plus stock-based compensation	18,200	5,212	36,399	17,923
Plus restructuring charges	4,869	—	4,869	—
Plus litigation settlement	—	—	350	—
Plus amortization of acquired intangibles	111	—	444	—
Plus impairment of cost method investment	734	—	734	—

Net loss (Non-GAAP)	$(23,456)	$(30,196)	$(97,859)	$(91,179)

Weighted-average shares outstanding, basic and diluted	82,534	14,668	38,591	13,624

Non-GAAP net loss per common share, basic and diluted	$(0.28)	$(2.06)	$(2.54)	$(6.69)